Exhibit 10.1

GENCO SHIPPING & TRADING LIMITED
299 PARK AVENUE
12TH FLOOR
 NEW YORK, NEW YORK 10171
646-443-8550

March 26, 2014

Mr. John Wobensmith
Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

Dear John:

The purpose of this letter is to confirm our understanding regarding an amendment to the agreement between you and Genco Shipping & Trading Limited ("Genco" or the "Company") dated September 21, 2007 (the "Agreement").  When fully executed, this letter shall constitute an amendment to the Agreement.  It is hereby agreed as follows:

1.            Section 7(a) of the Agreement is hereby amended by deleting the phrase "Oaktree Capital Management, LLC and its related entities or" from clause (i) of the definition of Change of Control and the phrase "Oaktree Capital Management, LLC or" from clause (ii) of such definition.

2.            Except as explicitly set forth herein, all terms and conditions contained in the Agreement shall remain in full force and effect.

3.            This letter and the Agreement contains the entire understanding between the parties on the subjects covered here and supersede all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered here.  The Agreement may not be changed, or any of its provisions waived, orally, but only in writing signed by both parties.

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

	By:	/s/ Robert Gerald Buchanan
Robert Gerald Buchanan
President
ACCEPTED AND AGREED TO:

/s/ John Wobensmith
John Wobensmith

Date: March 26, 2014